Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

July 8, 2013

About iPath® ETNs iPath® Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees.iPath® ETNs offer: Cost Efficiency Daily Exchange Liquidity Index Tracking ® ETN” href=”/us/about_ipath_etns” name=“Learn more about iPath ETNs” jQuery16409469850438347389=“152“Learn more about iPath® ETNs iPath® Announcements January 4, 2013—Barclays Bank PLC announces the launch of the iPath® S&P MLP ETN (ticker: IMLP) See press release to learn more » October 5, 2012—Barclays Bank PLC to Automatically Redeem the iPath® Long Enhanced S&P 500 Vix Mid-Term Futures™ ETN (II) See press release to learn more » Dig deeper into leveraged ETNs iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets. Learn more » Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index, or the Volume Weighted Average Price (“VWAP”) level, in the case of the iPath® S&P MLP ETN, between the inception date and the applicable valuation date. Additionally, if the level of the underlying index, or the VWAP level in the case of the iPath® S&P MLP ETN, is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index, or the VWAP value in the case of the iPath® S&P MLP ETN, has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC, assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

sale, redemption or maturity of ETNs.

The Dow Jones-UBS Commodity Indexes℠ are a joint product of Dow Jones Opco, LLC ("Dow Jones Opco"), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC ("UBS"), and have been licensed for use by Barclays Bank PLC. "Dow Jones®," "DJ," "UBS", "Dow Jones-UBS Commodity Index℠", "Dow Jones-UBS Commodity Index Total Return℠", "Dow Jones-UBS Agriculture Subindex Total Return℠", "Dow Jones-UBS Aluminum Subindex Total Return℠", "Dow Jones-UBS Cocoa Subindex Total Return℠", "Dow Jones-UBS Coffee Subindex Total Return℠", "Dow Jones-UBS Copper Subindex Total Return℠", "Dow Jones-UBS Cotton Subindex Total Return℠", "Dow Jones-UBS Energy Subindex Total Return℠", "Dow Jones-UBS Grains Subindex Total Return℠", "Dow Jones-UBS Industrial Metals Subindex Total Return℠", "Dow Jones-UBS Lead Subindex Total Return℠", "Dow Jones-UBS Livestock Subindex Total Return℠", "Dow Jones-UBS Natural Gas Subindex Total Return℠", "Dow Jones-UBS Nickel Subindex Total Return℠", "Dow Jones-UBS Platinum Subindex Total Return℠", "Dow Jones-UBS Precious Metals Subindex Total Return℠", "Dow Jones-UBS Softs Subindex Total Return℠", "Dow Jones-UBS Sugar Subindex Total Return℠", "Dow Jones-UBS Tin Subindex Total Return℠" and "DJ-UBSCI℠", are service and/or trademarks of Dow Jones Trademark Holdings, LLC ("Dow Jones") and UBS AG ("UBS AG"), as the case may be. S&P® is a registered trademark of Standard & Poor's Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. ("MSCI"). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

"S&P GSCI®", "S&P GSCI® Index", "S&P GSCI® Total Return Index", "S&P GSCI® Commodity Index" and "S&P GSCI® Crude Oil Total Return Index" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

"Standard & Poor's®", "S&P 500®", "S&P®" and "S&P 500® Total Return", are trademarks of Standard & Poor's Financial Services, LLC ("S&P") and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. "CBOE®" and "Buywrite" are trademarks of the Chicago Board Options Exchange, Incorporated ("CBOE") and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, "S&P Dow Jones Indices") and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

"Standard & Poor's®", "S&P 500®" and "S&P®" are registered trademarks of Standard & Poor's Financial Services, LLC ("S&P") and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). Standard & Poor's®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the "Index") is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, "S&P Dow Jones Indices") make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

"Standard & Poor's®", "S&P 500®", "S&P®", "S&P 500® Total Return", "S&P 500 VIX Short-Term Futures™", "S&P 500 VIX Mid-Term Futures™" and "S&P 500® Dynamic VIX Futures™" are trademarks of Standard & Poor's Financial Services, LLC ("S&P") and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. "CBOE®", "VIX®" and "BuyWrite" are trademarks of the Chicago Board Options Exchange, Incorporated ("CBOE") and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, "S&P Dow Jones Indices") or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

"Russell 1000® Index" and "Russell 2000® Index" are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

"S&P®" is a registered trademark of Standard & Poor's Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC. The S&P® trademark has been sublicensed for certain purposes by Barclays Bank PLC. The S&P MLP index (the "Index") is a product of S&P Dow Jones Indices LLC and has been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

"Barclays US Treasury 2Y/10Y Yield Curve Index™", "Barclays 2Y US Treasury Futures Targeted Exposure Index™", "Barclays 5Y US Treasury Futures Targeted Exposure Index™", "Barclays 10Y US Treasury Futures Targeted Exposure Index™" and "Barclays Long Bond US Treasury Futures Targeted Exposure Index™" are trademarks of Barclays Bank PLC.

"Barclays Optimized Currency Carry Index™" and the "USD Optimized Currency Carry Index™" are trademarks of Barclays Bank PLC.

"Barclays Global Carbon Index™" and "Barclays Global Carbon Index Total Return™" are trademarks of Barclays Bank PLC.

"Barclays Global Emerging Markets Strategy (GEMS) Asia 8 Index™", "Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency Index™" and "Barclays Global Emerging Markets Strategy (GEMS) Index™" are trademarks of Barclays Bank PLC.

© 2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

Home Product Information All iPath Products Alternatives Commodities Currencies Emerging Markets Fixed Income Leveraged Strategies About iPath ETNs Essentials of iPath ETNs Understanding iPath ETNs Benefits of ETNs Trading and Redemption Premiums and Discounts Tax Considerations iPath Leveraged ETNs iPath ETN Product Suites Commodities Currencies Equity Fixed Income iPath ETN Resources Prospectuses Fact Sheets Product Essentials Trading Information Contact Us Barclays PLC Barclays Press Releases Contact Us Privacy Policy Terms of Use Prospectuses Glossary ©2013 Barclays Bank PLC. All rights reserved.

iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. Home > iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP) Error! Hyperlink reference not valid.Error! Hyperlink reference not valid. iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP) The iPath® Dow Jones-UBS Commodity Index Total Return ETN is designed to provide investors with exposure to the Dow Jones-UBS Commodity Index Total Return. The Dow Jones-UBS Commodity Index Total Return (the “Index”) reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Index is a rolling index rebalancing annually. Overview Index Components Sector Weightings Jump to: Profile Correlations Returns Terms Related Resources Prospectus Fact Sheet iPath Commodity ETNs Periodic Returns Table Premiums and Discounts Index Components IV/Index History Indicative Value Information Product Data (as of 07/06/2013) Daily Indicative Value† $36.82 ETNs Outstanding 43,615,378 Market Capitalization* $1,605,918,218

Source: Barclays. † The “Daily Indicative Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below. * Market Capitalization = Daily Indicative Value x ETNs Outstanding Market Data (as of 07/05/2013) Closing Price $36.86 Net Change -$0.24 % Change -0.65% High $36.95 Low $36.75 Volume 53,009

20-Day Volume Average 72,234 Profile Primary Exchange NYSE Arca Ticker DJP Intraday Indicative Value Ticker DJP.IV

Bloomberg ETN Keystroke DJP<EQUITY><GO>

Bloomberg Index Ticker DJUBSTR Yearly Fee 0.75%1 CUSIP 06738C778

Inception Date 06/06/2006 Maturity Date 06/12/2036

Returns (as of 06/30/2013)

1	mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index -4.71% -9.45% -10.47% -10.47% -8.01% -0.26% -11.61% 2.39% -3.46%

iPath Indicative Value Return -5.07% -10.20% -11.44% -11.44% -9.25% -1.18% -12.56% N/A -4.36%

Market Price Returns (as of 06/30/2013)

1	mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return -4.74% -10.07% -11.63% -11.63% -9.14% -1.04% -12.57% N/A -4.35%

Source: BlackRock. Period ending 06/30/2013. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information. Correlations (as of 06/30/2013)

Dow Jones-UBS Commodity Index Total ReturnSM 1.00

S&P 500 0.75

MSCI EAFE Index 0.78

MSCI Emerging Markets IndexSM 0.80

Barclays US Aggregate Bond Index 0.15

Sources: Dow Jones Opco, LLC, UBS Securities LLC, MSCI Inc., Barclays, S&P, BlackRock, 10 years based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index. Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns. Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the Current Investor Fee. Redemption Value Subject to the notification requirements described in the applicable prospectus, the ETNs may be redeemed by the holder on any Redemption Date during the term of the ETNs. If the ETNs are redeemed by the holder, on such Redemption Date, the holder will receive a cash payment in U.S. dollars per ETN in an amount equal to the Daily Redemption Value, which is (1) the Principal Amount per ETN times (2) the applicable Index Factor on the applicable Valuation Date minus (3) the applicable Iinvestor Ffee on the applicable Valuation Date. A holder must redeem at least 50,000 iPath ETNs2 of the same series at one time in order to exercise the right to redeem ETNs on any Redemption Date. A Redemption Date is the third business day following each Valuation Date (other than the Final Valuation Date). The Final Redemption Date will be the third business day following the Valuation Date that is immediately prior to the Final Valuation Date. Valuation Date means each business day from the Initial Valuation Date to the Final Valuation Date, inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days. Indicative Value An intraday “indicative value” meant to approximate the intrinsic economic value of each series of iPath ETNs is calculated and published by Bloomberg L.P. or a successor via the facilities of the Consolidated Tape Association under the respective ticker symbols listed above. Additionally, the Daily Indicative Value of this series of iPath ETNs is calculated and posted each trading day to the Indicative Values table above. In connection with this series of iPath ETNs, the term “indicative value” refers to the value of the ETNs at a given time determined based on the following equation: Indicative Value = Principal Amount per ETN X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per = $50 Current Index Level = The most recent published level of the Index underlying this series of iPath ETNs, as reported by the relevant index sponsor. Initial Index Level = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described on this product page1 (which, during any trading day, will be the investor fee determined on the preceding calendar day). The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published Index levels from the sponsors of the indices underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of the iPath ETNs. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value. 1 The Investor Fee is equal to the Yearly Fee times the Principal Amount of the ETNs times the applicable Index Factor, calculated on a daily basis in the following manner. The Investor Fee on the Inception Date equaled zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to (1) the Yearly Fee times (2) the principal amount of the ETNs times (3) the applicable Index Factor on that day (or, if such day is not a trading day, the Index Factor on the immediately preceding trading day) divided by (4) 365. The Index Factor on any given day will be equal to the closing value of the Index underlying the ETNs on that day divided by the Initial Index Level. The Initial Index Level for this series of iPath ETNs is the closing value of the Index underlying the ETNs on the Inception Date. 2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs, applicable to all holders, at the time the reduction becomes effective. Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about own tax situation. The Dow Jones-UBS Commodity Indexes are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®”, “DJ”, “UBS”, “Dow Jones-UBS Commodity Index”, “Dow Jones-UBS Commodity Index Total Return”, and “DJ-UBSCI”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Commodity Index Total Return are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. iPath® Dow Jones-UBS Commodity Index Total Return(SM) ETN—COMPONENTS (as of 05/31/2013)

Commodity Ticker Ref. Price Dollar Weight Trading Facility Sector

Aluminum MAL 4.68 LME Industrial Metals

Brent Crude LCO 5.46 IPE Energy

Copper HG 6.78 NYM Industrial Metals

Corn C 7.09 CBT Agriculture

Crude Oil CL 9.41 NYM Energy

Gold GC 9.53 NYM Precious Metals

Natural Gas NG 13.17 NYM Energy

Soybeans S 6.22 CBT Agriculture

Sugar SB 3.55 NYF Agriculture

Unleaded Gas RB 3.57 NYM Energy

Showing 1 to 10 of 10 entries Source: Dow Jones Opco, LLC, UBS Securities LLC, NYM-NYMEX Division New York Mercantile Exchange, CBT-Chicago Board of Trade, CME-Chicago Mercantile Exchange, LME-London Mercantile Exchange, CMX-COMEX Division-New York Mercantile Exchange, NYC-New York Cotton Exchange (Division of NYBOT), CSC-Coffee, Sugar and Cocoa Exchange.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. The Dow Jones-UBS Commodity Indexes are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®”, “DJ”, “UBS”, “Dow Jones-UBS Commodity Index”, “Dow Jones-UBS Commodity Index Total Return”, and “DJ-UBSCI”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Commodity Index Total Return are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. Source: Dow Jones Opco, LLC, UBS Securities LLC, as of 05/31/2013. Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity Indexes are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®”, “DJ”, “UBS”, “Dow Jones-UBS Commodity Index”, “Dow Jones-UBS Commodity Index Total Return”, and “DJ-UBSCI”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the Dow Jones-UBS Commodity Index Total Return are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. Home Product Information All iPath Products Alternatives Commodities Currencies Emerging Markets Fixed Income Leveraged Strategies About iPath ETNs Essentials of iPath ETNs Understanding iPath ETNs Benefits of ETNs Trading and Redemption Premiums and Discounts Tax Considerations iPath Leveraged ETNs iPath ETN Product Suites Commodities Currencies Equity Fixed Income iPath ETN Resources Prospectuses Fact Sheets Product Essentials Trading Information Contact Us Barclays PLC Barclays Press Releases Contact Us Privacy Policy Terms of Use Prospectuses Glossary ©2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.